Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 of our reports dated February 28, 2024, relating to the financial statements of Glatfelter Corporation (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

November 4, 2024